Exhibit 24


                            POWER OF ATTORNEY

       KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors of Walter Industries, Inc. (the "Company") in their respective capacities set forth below constitutes and appoints Frank Hult, Joseph J. Troy and Edward A. Porter and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to do any and all acts and all things and to execute any and all instruments which said attorney and agent may deem necessary or desirable to enable the Company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission thereunder in connection with the registration under such Act of (i) shares of Common Stock of the Company ("Common Stock") to be issued or transferred pursuant to the Walter Industries, Inc. Amended 1999 Long Term Incentive Stock Plan and the Walter Industries, Inc. Employee Stock Purchase Plan and
(ii) if applicable, plan interests thereunder, in each case, to the extent that any such registration may be required in the opinion of the executive officers of the Company, upon the advice of counsel, including without limitation, the power and authority to sign the name of the undersigned individual in the capacity indicated below opposite the name of such individual to any Registration Statement on Form S-8 relating to the registration of such Common Stock to be filed with the Securities and Exchange Commission with respect to said Common Stock, to sign any and all amendments (including post-effective amendments) and supplements to any such Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.



        Signature                 Title                   Date


  /S/James W. Walter
--------------------------
     James W. Walter             Director          April 19,1999


 /S/Kenneth E. Hyatt
--------------------------
    Kenneth E. Hyatt             Director          April 19, 1999


  /S/Richard E. Almy
--------------------------
     Richard E. Almy             Director          April 19, 1999
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  /S/Donald N. Boyce
--------------------------
     Donald N. Boyce            Director           April 19, 1999


  /S/Howard L. Clark
--------------------------
     Howard L. Clark            Director           April 19, 1999


   /S/Perry Golkin
--------------------------
      Perry Golkin              Director           April 19, 1999


 /S/James L. Johnson
--------------------------
    James L. Johnson            Director           April 19, 1999


  /S/Charles E. Long
--------------------------
     Charles E. Long            Director           April 19, 1999


 /S/Michael T. Tokarz
--------------------------
    Michael T. Tokarz           Director           April 19, 1999